Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Ventas, Inc.

and

Ventas Realty, Limited Partnership

(Exact Name of Registrants as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock of Ventas, Inc.	456(b) and 457(r)	(2)	(2)	—	(1)	(1)
	Equity	Preferred Stock of Ventas, Inc.	456(b) and 457(r)	(2)	(2)	—	(1)	(1)
	Equity	Depositary Shares of Ventas, Inc.	456(b) and 457(r)	(2)	(2)	—	(1)	(1)
	Equity	Warrants of Ventas, Inc.	456(b) and 457(r)	(2)	(2)	—	(1)	(1)
	Debt	Debt Securities of Ventas, Inc.	456(b) and 457(r)	(2)	(2)	—	(1)	(1)
	Debt	Debt Securities of Ventas Realty, Limited Partnership	456(b) and 457(r)	(2)	(2)	—	(1)	(1)
	Debt	Guarantees of Debt Securities of Ventas, Inc. by Ventas Realty, Limited Partnership	456(b) and 457(r)	(2)	(2)		(1)	(1)
	Debt	Guarantees of Debt Securities of Ventas Realty, Limited Partnership by Ventas, Inc.	456(b) and 457(r)	(2)	(2)	—	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	—		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
			Total Offering Amounts			N/A		N/A
			Total Fees Previously Paid					N/A
			Total Fee Offsets					N/A
			Net Fee Due					N/A

(1)            In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Ventas, Inc. and Ventas Realty, Limited Partnership (collectively, the “Registrants”) are deferring payment of all of the registration fees. Registration fees will be paid subsequently on a “pay as you go” basis. The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)            An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder.